Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-190683 and 333-179869) and into the Registration Statement on Form S-3 (File No. 333-179868) of our report dated September 30, 2013, relating to our audit of the consolidated financial statements of Radiant Logistics, Inc. appearing in this Annual Report on Form 10-K of Radiant Logistics, Inc. for the year ended June 30, 2013.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

September 30, 2013